Exhibit 99.1

October 10, 2022

Qurate Retail, Inc. Announces Third Quarter Earnings Release and Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Qurate Retail, Inc. (“Qurate Retail”) (Nasdaq: QRTEA, QRTEB, QRTEP) will host a conference call to discuss results for the third quarter of 2022 on Friday, November 4th at 8:30 a.m. E.T. Before the open of market trading that day, Qurate Retail will issue a press release reporting such results, which can be found at https://www.qurateretail.com/investors/news-events/press-releases. The press release and conference call may discuss Qurate Retail’s financial performance and outlook, as well as other forward looking matters.

Please call InComm Conferencing at (877) 704-4234 or +1 (215) 268-9904, passcode 13731625, at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, the conference call will be broadcast live via the Internet. All interested participants should visit the Qurate Retail website at https://www.qurateretail.com/investors/news-events/ir-calendar to register for the webcast. Links to the press release and replays of the call will also be available on the Qurate Retail website. The conference call will be archived on the website after appropriate filings have been made with the SEC.

About Qurate Retail, Inc.

Qurate Retail, Inc. is a Fortune 500 company comprised of seven leading retail brands – QVC®, HSN®, Zulily®, Ballard Designs®, Frontgate®, Garnet Hill® and Grandin Road® (collectively, “Qurate Retail GroupSM”). Qurate Retail Group is the largest player in video commerce (“vCommerce”), which includes video-driven shopping across linear TV, ecommerce sites, digital streaming and social platforms. The retailer reaches more than 200 million homes worldwide via 14 television channels, which are widely available on cable/satellite TV, free over-the-air TV, and digital livestreaming TV. The retailer also reaches millions of customers via its QVC+ and HSN+ streaming experience, websites, mobile apps, social pages, print catalogs, and in-store destinations. Qurate Retail, Inc. also holds various minority interests.

Qurate Retail, Inc.
Courtnee Chun, 720-875-5420

Source: Qurate Retail, Inc.